Exhibit 5.1

Mourant Ozannes (Cayman) LLP 94 Solaris Avenue Camana Bay PO Box 1348 Grand Cayman KY1-1108 Cayman Islands T +1 345 949 4123 F +1 345 949 4647

Mingteng International Corporation Inc.

c/o ICS Corporate Services (Cayman) Limited

#3-212 Governors Square

23 Lime Tree Bay Avenue

P.O. Box 30746, Seven Mile Beach

Grand Cayman KY1-1203

Cayman Islands

15 December 2023

Mingteng International Corporation Inc. (the Company)

We have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-1 filed on March 29, 2023 (as amended to date) with the U.S. Securities and Exchange Commission (the Commission) under the U.S. Securities Act of 1933, as amended, relating to the offering and resale of ordinary shares in the Company of par value US$0.00001 each (the Ordinary Shares) (the Registration Statement, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) and the Company’s preliminary prospectus included in the Registration Statement (the Prospectus) relating to the offering by the Company of up to 2,000,000 Ordinary Shares (or up to or 2,300,000 Ordinary Shares if the underwriter’s over-allotment option as described therein is exercised in full) (the IPO Shares) and the resale of up to 225,000 Ordinary Shares by Betty Chen Limited.

1.	Documents Reviewed

For the purposes of this opinion letter, we have examined a copy of each of the following documents:

(a)	the certificate of incorporation of the Company dated 20 September 2021;

(b)	the memorandum and articles of association of the Company that were registered upon the incorporation of the Company on 20 September 2021 (the Current M&A);

(c)	the amended and restated memorandum and articles of association of the Company conditionally adopted by a special resolution of the Company passed on 14 November 2023 and effective immediately prior to the completion of the Company’s initial public offering of Ordinary Shares (the Post-IPO M&A);

(d)	a copy of the Company’s register of members (the Register of Members) that was provided to us by the Company on 17 November 2023;

(e)	a copy of a certificate of incumbency issued by the registered office provider of the Company on 8 November 2023 (the Certificate of Incumbency);

(f)	a copy of the written resolutions of the board of directors of the Company passed on 7 December 2023 approving (among other things) the allotment of the IPO Shares (the Resolutions);

(g)	a certificate of good standing dated 8 November 2023, issued by the Registrar of Companies (the Registrar) in the Cayman Islands (the Certificate of Good Standing and together with the Current M&A, the Post-IPO M&A, the Register of Members, the Certificate of Incumbency and the Resolutions, the Company Records);

(h)	the Registration Statement; and

(i)	the Prospectus.

Mourant Ozannes (Cayman) LLP is registered as a limited liability partnership in the Cayman Islands with registration number 601078.

mourant.com

2.	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands in force on the date of this opinion letter. In giving these opinions we have relied upon the following assumptions, which we have not independently verified:

2.1	copies of documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

2.2	where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of the draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the accuracy and completeness of all factual representations made in the documents reviewed by us;

2.4	the genuineness of all signatures and seals;

2.5	the Resolutions were duly passed, are in full force and effect and have not been amended, revoked or superseded;

2.6	there is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below;

2.7	the directors of the Company have not exceeded any applicable allotment authority conferred on the directors by the shareholders;

2.8	upon issue of the IPO Shares or the Warrant Shares (as defined below), the Company will receive in full the consideration for which the Company agreed to issue the IPO Shares or the Warrant Shares (as applicable), which shall be equal to at least the par value thereof;

2.9	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement has been duly filed with the Commission;

2.10	each director of the Company (and any alternate director) has disclosed to each other director any interest of that director (or alternate director) in the transactions contemplated by the Registration Statement in accordance with the Current M&A;

2.11	the Company is not insolvent, will not be insolvent and will not become insolvent as a result of executing, or performing its obligations under the Registration Statement or the Prospectus and no steps have been taken, or resolutions passed, to wind up the Company or appoint a receiver in respect of the Company or any of its assets;

2.12	the Company Records were, when reviewed by us, and remain at the date of this opinion accurate and complete; and

2.13	the Company will have sufficient authorised but unissued share capital to issue each IPO Share and each Warrant Share.

3.	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company is incorporated under the Companies Act (as amended) of the Cayman Islands (the Companies Act), validly exists under the laws of the Cayman Islands as an exempted company.

3.2	The Certificate of Good Standing is evidence that the Company is in good standing on the date thereof. Under Cayman Islands law, good standing means that the Company has paid all fees and penalties under the Companies Act and is not, to the Registrar’s knowledge, in default under the Companies Act.

3.3	Based solely on our review of the Current M&A, the authorised share capital of the Company is US$50,000 divided into 5,000,000,000 ordinary shares of a par value of US$0.00001 each.

3.4	Based solely on our review of the Register of Members, Betty Chen Limited is the registered holder of 225,000 Ordinary Shares and such Ordinary Shares are legally issued, fully paid and non-assessable.

3.5	Under Cayman Islands law, the Register of Members is prima facie evidence of the details set out therein to the extent that the Companies Act directs or authorises those details to be inserted. Such details include the name and address of each member, the number and category of shares held by each member, confirmation as to whether each category of shares carries voting rights under the articles of association, the date on which the name of any person was entered on the register as a member and the date on which any person ceased to be a member.

3.6	The issue and allotment of the IPO Shares have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement and the Prospectus, the IPO Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3.7	The issue of the warrants to the underwriters’ representative (such warrants, the Representative’s Warrants) as contemplated by the Registration Statement and the Prospectus has been duly authorised.

3.8	The issue and allotment of the shares underlying the Representative’s Warrants (the Warrant Shares) as contemplated by the Registration Statement and the Prospectus has been duly authorised and, when allotted, issued and paid for as contemplated by the Registration Statement and the terms of the Representative’s Warrants, the Warrant Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3.9	The statements under the caption “Cayman Islands Taxation” in the Prospectus, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and such statements constitute our opinion.

4.	Qualifications

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

In this opinion the phrase non-assessable means, with respect to shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

5.	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings “Risk Factors”, “Enforceability of Civil Liabilities” and “Legal Matters” in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Mourant Ozannes (Cayman) LLP

Mourant Ozannes (Cayman) LLP

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